UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 18, 2018

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events.

The 2018 annual meeting of stockholders (“2018 Annual Meeting”) of Bio-Rad Laboratories, Inc. (the “Company”) is scheduled for June 14, 2018. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, because the date of the 2018 Annual Meeting is more than thirty days from the anniversary of the Company’s 2017 annual meeting of stockholders, the deadline for receipt of stockholder proposals under Rule 14a-8 for inclusion in the Company’s proxy statement for the 2018 Annual Meeting has been extended to April 25, 2018. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to April 25, 2018 at the Company’s principal executive offices at 1000 Alfred Nobel Drive, Hercules, California 94547 and be directed to the attention of the Corporate Secretary. All such proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 18, 2018	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary